Deloitte & Touche LLP 555 Mission Street Suite 1400 San Francisco, CA 94105 USA Tel: +1 415 783 4000 www.deloitte.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-268584 on Form N-2 of our report dated December 20, 2023 relating to the financial statements and financial highlights of KKR Income Opportunities Fund (the “Fund”), appearing in this Annual Report on Form N-CSR for the year ended October 31, 2023.
San Francisco, California
December 20, 2023